UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix, AZ	85004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 29, 2016, Freeport-McMoRan Inc. (“FCX”) issued a press release announcing that FCX has commenced offers to eligible holders (as defined in the offering materials) to exchange any and all of the outstanding 6.125% Senior Notes due 2019, 6½% Senior Notes due 2020, 6.625% Senior Notes due 2021, 6.75% Senior Notes due 2022 and 6 7/8% Senior Notes due 2023 (the “Existing Notes”) issued by Freeport-McMoRan Oil & Gas LLC (“FM O&G”), FCX Oil & Gas LLC, and FMSTP Inc., as co-issuers, and guaranteed by FCX for (1) new senior notes to be issued by FCX and guaranteed by FM O&G and (2) cash (each an “Exchange Offer” and together the “Exchange Offers”).

Concurrently with the Exchange Offers, FCX is also soliciting consents from the eligible holders of the Existing Notes to amend the indentures governing the Existing Notes to eliminate certain of the covenants, restrictive provisions and events of default and conform certain covenants to those in the outstanding notes of FCX, pursuant to the terms and subject to the conditions set forth in the offering materials for the Exchange Offers.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President, Chief Financial Officer
& Treasurer (authorized signatory and
Principal Financial Officer)

Date: November 30, 2016

Freeport-McMoRan Inc.
Exhibit Index

Exhibit
Number

99.1	Press release dated November 29, 2016, titled “Freeport-McMoRan Commences Exchange Offers and Consent Solicitations.”